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                                                                   EXHIBIT 10.09


                            DATED 30 SEPTEMBER 1999


For the
Attention of
Nicholas West
Denton Hall

                  (1)   CNBC SPORTS INTERNATIONAL LIMITED


                  (2)   FOCUSED MEDIA LIMITED


                  (3)   BEVERLY HILLS LTD., INC.


                  (4)   CYCAD FINANCIAL HOLDINGS LIMITED          [STAMP]


                  (5)   LUNA TRADING LIMITED



                        --------------------------------

                         SUBSCRIPTION AND SHAREHOLDERS'
                                   AGREEMENT

                        --------------------------------




                                  Denton Hall
                               Five Chancery Lane
                                 Clifford's Inn
                                London EC4A 1BU

                               Tel: 0171 242 1212
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THIS AGREEMENT is made the 30th day of September 1999



BETWEEN:

(1) CNBC SPORTS INTERNATIONAL LIMITED of 56 Ennismore Gardens, Knightsbridge, London SW7 1AJ ("CNBC SPORTS");

(2) FOCUSED MEDIA LIMITED of Carndonagh (c/o Michael White, Solicitors), County Donegal, Ireland ("THE COMPANY");

(3) BEVERLEY HILLS LTD., INC. A Utah corporation whose principal office is at 2100 Roswell Road, Suite 280c-628, Marietta, GA 30062, USA ("BHL");

(4) CYCAD FINANCIAL HOLDINGS LIMITED of 85 Kerry Road, Parkview 2193, PO BOX 72425 Parkview 2122, Republic of South Africa("CYCAD"); and

(5) LUNA TRADING LIMITED of Lord Coutanche House, 66-68 Esplanade, St Helier, Jersey, Channel Islands ("LUNS").


WHEREAS:

(A) The Company is a private company limited by shares and has an authorised share capital of L.1,000,000 of which 242,706 shares of L.1 such have been, and/or will by the First Completion Date (as defined below) have been, issued and are fully paid.

(B) The Company carries on the business of, inter alia, operating, promoting and maintaining the GlobalGolf.com internet website.

(C) Cycad has agreed to subscribe for, and the Company has agreed to issue to Cycad, shares representing ten (10) per cent of the issued shares in the capital of the Company upon and subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS

1.1 Unless expressly stated otherwise herein, the following expressions shall have the following meanings in this Agreement:

      "THE BOARD": means the board of directors of the Company for the time being;

      "THE BUSINESS": means the business of the Company as specified in Recital
      (B);

      "THE FIRST COMPLETION DATE": means 1 November 1999;

      "THE SECOND COMPLETION DATE": means whichever is the earliest of the following dates.



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                  (a)  30 June 2000;

                  (b) the date of any resolution by the Board that any Shares are to be listed on the London Stock Exchange or any other recognised stock exchange; and

                  (c) the date on which any binding agreement(s) is or are signed in accordance with Clause 5 for the sale of more than fifty (50) per cent of the total number of Shares in issue;

                  "SHAREHOLDERS": means BHL, Cycad, Luna and CNBC Sports for so long as each of them is a holder of Shares;

                  "SHARES": means ordinary shares of L.1 each in the capital of the Company.

            2.    COMPLETION

                  Subject to Clause 3, Cycad shall subscribe for, and hereby applies for, a total of 26,967 (twenty-six thousand nine hundred and sixty-seven) Shares at a total subscription price of ten million United States Dollars (US$10,000,000) equivalent to ten (10) per cent of the issued capital of the Company in accordance with the provisions of Clauses 2.1 and 2.2:

            2.1 on the First Completion Date a meeting of the Board shall be held at which:

                  (a) Cycad shall subscribe for 13,484 (thirteen thousand four hundred and eighty-four) Shares, representing on the First Completion Date five (5) per cent of the issued share capital of the Company, at a price of five million United States Dollars (US$5,000,000) ("THE FIRST SUBSCRIPTION PRICE"): and

                  (b) the Board shall (subject to receipt by the Company in cleared funds of the First Subscription Price) allot the Shares referred to in Clause 2.1(a) above, register the Shares so allotted in the name of Cycad and execute and deliver to Cycad a certificate for such Shares; and

            2.2 on the Second Completion Date a meeting of the Board shall be held at which:

                  (a) Cycad shall subscribe for 13,483 (thirteen thousand four hundred and eighty-three) Shares, representing on the First Completion Date five (5) per cent of the issued share capital of the Company, at a price of five million United States Dollars (US$5,000,000) ("THE SECOND SUBSCRIPTION PRICE"); and

                  (b) the Board shall (subject to receipt by the Company in cleared funds of the Second Subscription Price) allot the Shares referred to in Clause 2.2(a) above, register the Shares so allotted in the name of Cycad and execute and deliver to Cycad a certificate for such Shares.

            3.    CONDITIONS PRECEDENT

                  Completion of this Agreement is conditional upon (a) the approval of the terms of this Agreement by the Board and by the board of directors of Cycad and (b) the approval by the South African Reserve Bank of the payments which are to be made to the Company by Cycad under Clause 2 by way of subscription for Shares. If the approval


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                  of the South African Reserve Bank has not been obtained on or before 31 October 1999, Cycad shall lodge the First Subscription Price for retention in an agreed trust account pending such approval. In the case of non-approval of the terms of this Agreement by Cycad's Board by 15 October 1999, or the South African Reserve Bank by 30 November 1999, the Company shall forthwith notify each of the other parties to that effect whereupon this Agreement shall lapse and none of the parties shall have any rights or obligations, or any liability whatsoever to any of the other parties, under or arising out of this Agreement.

             4.   MANAGEMENT

             4.1 Subject to Clause 4.2, all decisions regarding the management and operation of the Company and the Business shall be taken by the Board by a majority of votes. Each director of the Company shall be entitled to cast one vote.

             4.2 For as long as Cycad is a shareholder, it will be entitled to appoint a director to the Board of the Company. The first director so appointed will be Leonard Henry Fine. Any subsequent appointments will be subject to the approval of the Company, which consent will not be unreasonably withheld.

             4.3 As from the First Completion Date and for so long as Cycad is a holder of Shares, no action shall be taken by the Company in relation to any of the matters listed below (save as expressly provided herein) unless such action shall have been approved in writing by Cycad:

                  (a) the borrowing or raising of money of an aggregate amount outstanding at any one time in excess of L.1,000,000 (ignoring any Shareholders' loans);

                  (b) the acquisition or disposal by one or more transactions of any capital asset (which for the avoidance of doubt shall include the acquisition or disposal of any subsidiary or any business) with a value in excess of L.1,000,000 per transaction;

                  (c) any material change, extension or limitation in the nature or scope of the Business;

                  (d) the alteration of the memorandum or articles of association of the Company;

                  (e) other than in the case of insolvency, the presentation of any petition or the passing of any resolution for winding up or placing the Company into liquidation or the making of any application for an administration order;

                  PROVIDED THAT, if Cycad fails to pay the Second Subscription Price to the Company on the Second Completion Date, then (without prejudice to any other rights and remedies which any of the other Shareholders may have) the provisions of this Clause 4, and the rights of Cycad under this Clause 4, shall cease to be of any further force or effect.

             5.   TAG-ALONG

             5.1 In the event that any Shareholder receives a bona fide offer from a third party for the purchase of all or a proportion of the Shares held by it (prior to the Shares being listed


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     on any recognized Stock Exchange) which it wishes to accept, that
     Shareholder shall give notice to each of the other Shareholders containing full details of such offer and, if so requested by any other Shareholder within fourteen (14) days after the date of such notice (a "REQUESTING SHAREHOLDER"), it shall (subject to Clause 5.2):

     (a) procure that the said third party shall make the same offer per Share in respect of the same proportion of the Shares held by each Requesting Shareholder; and

     (b) (if the Offeree accepts such offer) shall not assign, transfer, exchange or otherwise dispose of any Shares or any interest therein to such third party unless such third party shall at the same time acquire from each Requesting Shareholder the relevant number of Shares in respect of which that Requesting Shareholder has accepted such offer.

5.2  Without prejudice to the provisions of Clause 6, the provisions of Clause
     5.1 shall not apply to or in the event of any transfer of any Shares (a) by Cycad to any wholly owned subsidiary or to any third party or (b) by Luna to CNBC Sports, National Broadcasting Company, Inc., Business News (Europe) Limited Partnership (the broadcaster of the CNBC Europe television channel), Parallel Media Group International Limited or any subsidiary of any of the foregoing.

6.   RIGHTS OF PRE-EMPTION

6.1 Subject always to Clause 6.7, any Shareholder who wishes to sell any of its Shares (a "VENDOR") shall give notice in writing to the Company and each of the other Shareholders of such wish (a "TRANSFER NOTICE") identifying:

     (a) the person to whom it proposes to sell its Shares if they are not purchased by any of the other Shareholders or any person procured or nominated by any of the other Shareholders pursuant to the provisions of this Clause 6 ("THE PROPOSED TRANSFEREE");

     (b) the name of the Proposed Transferee's ultimate parent company and controlling shareholder, if any;

     (c) the sale price (which must be a cash price per Share) agreed between the Vendor and the Proposed Transferee ("PRESCRIBED PRICE") and other terms of the proposed sale.

     The Transfer Notice shall not be effective if it does not contain such information. The Transfer Notice shall constitute the Company as the Vendor's agent for the sale of all of the Shares which are the subject of the Transfer Notice ("THE SALE SHARES") to the other Shareholders or any person procured or nominated by any of the other Shareholders (as referred to above) at the Prescribed Price.

6.2 Within ten (10) business days of receipt of the Transfer Notice by the Company, the Company shall give notice in writing to each of the other Shareholders specifying the number of Sale Shares and the Prescribed Price and offering the Sale Shares for sale to the other Shareholders or any person procured or nominated by any of the other Shareholders (as referred to above) at the Prescribed Price. Such notice shall be


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     accompanied by a copy of the Transfer Notice and shall require each of the other Shareholders to state by notice in writing within one hundred and twenty (120) days of the date of the notice:

     (a) whether it, and/or any person procured or nominated by it as aforesaid, is willing to purchase any of the Sale Shares at the Prescribed Price and, if so, the maximum number of the Sale Shares which it is willing so to purchase; or

     (b) that it consents to the sale of all the Sale Shares within thirty (30) days thereof to the Proposed Transferee at the Prescribed Price.

     In the event that no notice is received from any of the other Shareholders within the said period of one hundred and twenty (120) days then each of the other Shareholders shall be deemed to have served a notice pursuant to Clause 6.2(b) at the end of such one hundred and twenty (120) day period.

6.3 In the event that a notice is served by any Shareholder pursuant to Clause 6.2(a) in respect of any of the Sale Shares, that Shareholder or any person procured or nominated by it as aforesaid (a "SHAREHOLDER PURCHASER") shall within thirty (30) days thereafter complete the purchase from the Vendor of the Relevant Number of the Sale Shares at the Prescribed Price. For this purpose, the "Relevant Number" shall mean, in respect of each Shareholder Purchaser, the maximum number of the Sale Shares specified by that Shareholder Purchaser pursuant to Clause 6.2(a) PROVIDED THAT, if the maximum numbers of the Sale Shares so specified by each Shareholder Purchaser, when aggregated together, ("THE AGGREGATE MAXIMUM NUMBER") exceed the total number of the Sale Shares, the Relevant Number in respect of each Shareholder Purchaser shall mean a number equal to (A multiplied by B) divided by C where A is the maximum number of the Sale Shares so specified by that Shareholder Purchaser pursuant to Clause 6.2(a), B is the total number of the Sale Shares and C is the Aggregate Maximum Number. The Vendor shall be bound to transfer the Relevant Number of the Sale Shares comprised in the notice to each Shareholder Purchaser at the Prescribed Price and, if it makes default in so doing, the Company may receive the purchase money and the Board may authorise some person to execute a transfer of the Sale Shares in favour of that Shareholder Purchaser and the Company shall hold the purchase money in trust for the Vendor. The receipt by the Company of the purchase money shall be a good discharge to each Shareholder Purchaser and, after the name of each Shareholder Purchaser has been entered in the Company's Register of Members in exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

6.4  In the event that the Vendor is not bound under the provisions of Clause
     6.3 to transfer all of the Sale Shares to any or all of the other Shareholders, the Vendor shall be at liberty to sell those of the Sale Shares which remain unsold under Clause 6.3 at any time within nine (9) months after the date of the Transfer Notice, to the Proposed Transferee at the Prescribed Price and otherwise upon no more favourable terms than those offered to the other Shareholders and as stated in the Transfer Notice.

6.5 The Board shall refuse to register any transfer of any Share other than a transfer permitted by this Agreement, which transfer the Board shall register.


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6.6  All Shares transferred pursuant to this Clause shall be transferred as beneficial owner and free from all encumbrances together with all rights, benefits and advantages attached thereto as at the date of the Transfer Notice except the right to any dividend declared but not paid prior to the date of the relevant Transfer Notice.

6.7  The provisions of Clauses 6.1 to 6.4 inclusive shall not apply:

     (a) to or in the event of the listing of any Shares on the London Stock Exchange or any other recognised stock exchange which is in compliance with Clause 7 and has been approved by the Board; or

     (b) to or in the event of the sale of more than fifty (50) per cent of the total number of Shares in issue to a third party in compliance with Clause 5; or

     (c) to or in the event of any transfer of any Shares by Cycad to any wholly owned subsidiary or Luna to CNBC Sports, National Broadcasting Company, Inc., Business News (Europe) Limited Partnership (the broadcaster of the CNBC Europe television channel), Parallel Media Group International Limited or any subsidiary of any the foregoing.

7.   LISTING

7.1 Unless unanimously agreed otherwise by the Shareholders, the Shareholders shall use their best endeavours to procure that, subject as mentioned in Clause 7.2, the shares of the Company will be listed as soon as practicable after the third anniversary of the Second Completion Date on the London Stock Exchange and/or (if unanimously agreed by the Shareholders) any other recognised Stock Exchange.

7.2 The obtaining of such listing shall be subject to market conditions and the Company being suitable for a listing at a value which is not less than the fair value of the Company provided that, if there is any dispute between the parties in this connection, such dispute will be referred to a merchant bank nominated by Shareholders holding together a majority of the total number of Shares in issue. Such merchant bank shall act as an expert and not as an arbitrator.

8.   NON-CIRCUMVENTION

8.1 In the event that any Shareholder receives at any time after the date of this Agreement a bona fide offer to subscribe for shares / acquire shares in a Relevant Third Party which it wishes to accept, that Shareholder undertakes (subject to Clause 8.2) that it shall give notice to Cycad containing full details of such subscription / acquisition offer and, if so requested by Cycad within fourteen (14) days after the date of such offer, that Shareholder shall procure that the Relevant Third Party shall make to Cycad the same offer to subscribe for / acquire the same proportion of shares in the Relevant Third Party at the same price per share as (in each case) has been made or offered to that Shareholder.

8.2  The provisions of Clause 8.1:

     (a)  shall continue in force for so long as Cycad is a Shareholder; and


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            (b)   shall in any event immediately cease to be of any further
                  force or effect if Cycad fails to pay the Second Subscription Price to the Company on the Second Completion Date.

      8.3 For the purposes of Clause 8.1, a "RELEVANT THIRD PARTY" shall mean any person (a) who operates a Web site on the Internet the content of which is primarily related to one or more sports and (b) in which no Shareholder holds any shares as at the date of this Agreement.

      9.    FUTURE SHARE ISSUES

      9.1 If at any time after the First Completion Date and prior to 30 June 2000 the Company without the prior written consent of Cycad (such consent not to be unreasonably withheld or delayed) issues any new Shares at a price per Share ("THE LOWER PRICE") which is lower than the price per Share paid by Cycad under this Agreement ("THE CYCAD PRICE"), then, subject always to Clause 9.2, Cycad shall have the right, exercisable by written notice to the Company to be served within thirty (30) days after the issue of such new Shares, to subscribe in cash the Relevant Amount for Additional Shares.

            For this purpose:

            (a)   the "RELEVANT AMOUNT" shall mean an amount equal to (A minus
                  B) multiplied by C where:

                  A = the Cycad Price;
                  B = the Lower Price; and
                  C = the total number of Shares subscribed for by Cycad pursuant to Clauses 2.1 and 2.2; and

            (b)   the number of "ADDITIONAL SHARES" is that number of new
                  Shares which, when added to the number of Shares subscribed for by Cycad pursuant to Clauses 2.1 and 2.2 and the resultant total is divided by the aggregate of the First Subscription Price, the Second Subscription Price and the Relevant Amount, results in an average subscription price per Share equal to the Lower Price.

            Notwithstanding the above, the Company shall not be obliged to issue any Shares at less than par value and, if by virtue of this Clause, it would otherwise be liable to do so, the subscription price per Additional Share shall be increased to its par value.

      9.2   The provisions of Clause 9.1:

            (a) shall continue in force for so long as Cycad is a Shareholder; and

            (b) shall in any event immediately cease to be of any further force or effect if Cycad fails to pay the Second Subscription Price to the Company on the Second Completion Date.

      10.   CONFIDENTIALITY


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         Each of the parties shall maintain strict confidence and secrecy in respect of all information of a proprietary nature received by it directly or indirectly pursuant to this Agreement and shall keep confidential any information relating to the specific terms of this Agreement. Each of the Shareholders shall continue to observe the provisions of this Clause 10 regardless of whether its rights hereunder shall be terminated or it shall cease to be a party hereto or a Shareholder.

11.      MISCELLANEOUS

11.1 Each of the parties shall do all such things as may be within its power including without limitation the passing of resolutions (whether by the Board or in general meeting of the Company) to procure that the provisions of this Agreement are observed and performed.

11.2 In the event of any clause contained in this Agreement or any part thereof being declared invalid or unenforceable, all other clauses or parts thereof contained in this Agreement shall remain in full force and effect and shall not be affected thereby.

12.      NOTICES

12.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by first class prepaid letter or facsimile transmission to the address of that party specified in this Agreement or to that party's facsimile transmission number thereat or such other address or number as may be notified hereunder by that party from time to time for this purpose and shall be effectual notwithstanding any change of address not so notified.

12.2 Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered, if by letter, forty-eight (48) hours after posting, if by delivery, when left at the relevant address and, if by facsimile transmission, when transmitted.

13.      GOVERNING LAW

13.1 This Agreement shall be governed by and construed in all respects in accordance with English law and it is irrevocably agreed the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement (in this Clause referred to as "Proceedings") may be brought in such courts. Nothing in this Clause shall limit the right of any Shareholder to take Proceedings against any other Shareholder in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

13.2 BHL and the Company appoint as their authorised agent in England and Wales, for the purpose of accepting service of process for all purposes in connection with this Agreement, the following person:

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                                  LIAM GALLAGHER
                                  GLOBAL GOLF LTD
                                  UNIT 27 TEMPLEMORE BUSINESS PARK
                                  NORTHLAND ROAD
                                  DERRY
                                  N. IRELAND BT48 OLD
                                  FAX: 02871 371034

  13.3 Cycad appoints as its authorised agent in England and Wales, for the purpose of accepting service of process for all purposes in connection with this Agreement, the following person:

                                  PHILIP PARKER
                                  RIVERGLADE
                                  RIVERSDALE
                                  BOURNE END, BUCKINGHAMSHIRE SL8 5EB
                                  TELEFAX: 01628 524715

   AS WITNESS the hands of the duly authorised representatives of the parties


























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
SIGNED for and on behalf of              )
CNBC SPORTS INTERNATIONAL                )    /s/ [Illegible]
LIMITED in the presence of: [Illegible]  )
[Illegible]
[Illegible]
[Illegible]

SIGNED for and on behalf of              )
FOCUSED MEDIA LIMITED                    )    /s/ [Illegible]
in the presence of:                      )
[Illegible]
[Illegible]
[Illegible]

SIGNED for and on behalf of              )
BEVERLEY HILLS LTD., INC.                )    /s/ [Illegible]
in the presence of:                      )
[Illegible]
[Illegible]
[Illegible]

SIGNED for and on behalf of              )
CYCAD FINANCIAL HOLDINGS                 )    /s/ [Illegible]
LIMITED in the presence of:              )
[Illegible]
[Illegible]
[Illegible]

SIGNED for and on behalf of              )
LUNA TRADING LIMITED                     )    /s/ [Illegible]
LIMITED in the presence of:              )
[Illegible]
[Illegible]
[Illegible]




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

To:    Cycad Financial Holdings Limited
       85 Kerry Road
       Parkview 2193
       PO Box 72425
       Parkview 2122
       Republic of South Africa

       Attn:  Leonard Fine

                                                                 1 October, 1999


Dear Sirs,

FOCUSED MEDIA LIMITED (THE "COMPANY")

Further to the proposed subscription by Cycad Financial Holdings Limited ("Cycad") of shares in the Company under a subscription and shareholders agreement (the "Agreement"), dated 30 September 1999 between CNBC Sports International Limited ("CNBC Sports"), the Company, Beverly Hills Ltd., Inc. ("Beverly Hills"), Cycad and Luna Trading Limited ("Luna Trading"):

(a) the matters set out in paragraphs 1 to 3 below are confirmed by CNBC Sports, Beverly Hills and Luna Trading; and

(b) the matters set out in paragraphs 4 to 7 are agreed as amendments to the Agreement by all the parties thereto.

CONFIRMATIONS

1. We, CNBC Sports and Beverly Hills as shareholders of the Company, and Luna Trading as holder of an option to purchase shares in the Company, confirm as follows:

      (i) the Company is a properly constituted company, incorporated as a private limited company in the Republic of Ireland on 30 June 1998 with registered number 289308;

      (ii) (subject to paragraph 2 below) the current authorised share capital of the Company is L.1,000,000 of which 151,691 shares of L.1 each are in issue;

      (iii) the GlobalGolf.com domain name is owned by Global Golf Limited;

      (iv)  Global Golf Limited is a wholly owned subsidiary of the Company;

      (v) the Company will have no outstanding loan accounts at the time of Completion (as defined in paragraph 3 below); and

      (vi) as far as we are aware, the financial statements of the Company (including year to date results to 30 July 1999) presented to Cycad for due diligence purposes on 30 September 1999 accurately reflect the financial position of the Company at 30 July 1999. Any financial liabilities (including tax liability and operational expenditure) existing at and/or arising after 30 July 1999 but prior to Completion (as defined in paragraph 3 below) will be the sole responsibility of Beverly Hills.

SHAREHOLDINGS

2. It is the intention that, at the time of completion of the transaction described in paragraph 3 below, 242,706 shares shall be in issue. This will be a consequence of Luna Trading exercising its outstanding option for 30% of the shares in the Company and the subsequent issue to CNBC Sports of additional shares to maintain its 20% shareholding. The respective shareholdings will therefore be as follows:

      CNBC Sports                      48,541 shares (20%)

      Beverly Hills                    121,353 shares (50%)

      Luna Trading                     72,812 shares (30%)

3. Further subject to completion occurring on the First Completion Date (as defined in the Agreement and as amended below) ("Completion"):

      (i) the board of directors of the Company will be constituted in the following manner:

            CNBC Sports - one director

            Beverly Hills - three directors

            Luna Trading Limited - two directors

            Cycad - one director

            Representative from one of the six tours of the world of golf - one non-executive director; and

      (ii) the relevant shareholdings (and percentage shareholdings) in the Company shall be:

            CNBC Sports                48,541 shares (18%)

            Beverly Hills              121,353 shares(45%)

            Luna Trading               72,812 shares (27%)

            Cycad                      26,967 shares (10%).

AMENDMENTS TO THE AGREEMENT

4.    Definitions (Clause 1)

      The definition for "First Completion Date" shall be replaced to read as follows:

      ""First Completion Date" means 1 November 1999 or, if the approval of the South African Reserve Bank referred to in Clause 3 has not been obtained by 1 November 1999 and if this Agreement has not lapsed by virtue of Clause 3, the date on which such approval is obtained."

5.    Condition Precedent (Clause 3)

      The following sentence shall be added to the end of Clause 3:

      "In the event that the First Subscription Price has not been unconditionally released from such trust account and paid to the Company by Cycad in full by 30 November 1999, this Agreement shall automatically lapse and none of the parties shall have any rights or obligations, or any liability whatsoever to any of the other parties, under or arising out of this Agreement."

6.   Governing Law (Clause 13)

     Clause 13.1 shall be amended to read as follows:

     "This Agreement shall be governed by and construed in all respects in accordance with English law."

     The following shall be inserted as new clauses 13.2, 13.3 and 13.4:

     "13.2 Any dispute or difference of any kind arising between any of the parties in connection with the Agreement shall be referred to arbitration in London before a single arbitrator.

     13.3 If the parties are unable to agree to the appointment of such arbitrator within 30 days of one party serving notice on the other calling for the appointment of an arbitrator then such arbitrator shall:

          (i) in the event of a financial dispute, be appointed on the application of any party to the independent accountancy firm of Deloitte & Touche; and

          (ii) in the event of a legal dispute, be appointed on the application of any party to the President for the time being of the Law Society of England and Wales.

     13.4 The decision and award of the arbitrator shall be final and binding on the parties."

7.   Insolvency

     The following shall be inserted into the Agreement as new Clause 11.3:

     "11.3 The insolvency of a Shareholder shall automatically give rise to an offer for sale for all of that Shareholder's Shares. The terms of Clause 6 shall apply to such offer for sale as applicable."

Save as expressly stated in this letter, the Agreement remains in full force and effect.

Yours faithfully,


/s/ ILLEGIBLE                                /s/ ILLEGIBLE
----------------------                       -----------------------

For and on behalf of                         For and on behalf of
Beverly Hills Ltd., Inc                      CNBC Sports International
                                             Limited

                  /s/ [ILLEGIBLE]                  /s/ [ILLEGIBLE]
                  -----------------------          -----------------------

                  For and on behalf of             For and on behalf of
                  Luna Trading Limited             the Company


                  By acknowledging this letter, we, Cycad Financial Holdings Limited agree to the terms of this letter as they amend the Agreement.


                  /s/ [ILLEGIBLE]
                  -------------------------

                  For and on behalf of
                  Cycad Financial Holdings Limited